EXHIBIT 10.13

                                 PROMISSORY NOTE

$26,000.00                                                      OCTOBER 19, 2007

FOR VALUE RECEIVED, the undersigned, DLR FUNDING, of 1230 WEST ASH STREET SUITE 3 WINDSOR, CO 80550 ("Borrower") promises to pay to the order of ZAFTIG INSTANTLY PROCESSED PAYMENTS CORPORATION ("HOLDER"), at 65 PINE AVENUE SUITE 302 LONG BEACH, CA 90802 or such other place as the holder may designate in writing to the undersigned, the principal sum of TWENTY SIX THOUSAND DOLLARS, together with interest thereon from date hereof until paid, at the rate of TEN PERCENT (10%) per annum as follows: ONE PAYMENT of TWENTY SIX THOUSAND SIX HUNDRED FIFTY DOLLARS ($26,650.00) on JANUARY 19, 2008 ("MATURITY DATE"). The entire principal amount shall be repaid on MATURITY DATE.

Payments shall be applied first to accrued interest and the balance to principal.

The aforesaid principal sum may be prepaid in whole or in part, at any time, without premium or penalty. Any partial prepayment shall be credited first to accrued interest, second to principal, and last to other amounts due hereunder. Prepayments shall be applied to the last due payments of principal. No prepayment shall extend or postpone the due date or change the amount of any subsequent payment.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable. In the event of any default, all amounts of principal and then accrued interest, shall accrue interest until payment at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less.

No delay or omission by the holder of this note in exercising any right or remedy under this promissory note shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies under this promissory note or any other agreement executed in connection with this promissory note.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof, regardless of any prior forbearance, upon default of this promissory note.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This promissory note and all of the covenants, promises and agreements contained in it shall be binding on and inure to the benefit or obligation of the respective legal and personal representatives, devisees, heirs, successors and assigns of the maker and holder of this promissory note.

If a court of competent jurisdiction finds and holds any provision of this promissory note, or any related agreements, to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected. In the event of any such finding and holding, the maker and the holder of this promissory note, each, agree to as nearly and closely as possible conform to the intent of the illegal, unenforceable, or invalid provision or provisions, or portion of them.

Time is of the essence for each and every obligation under this promissory note.

This note is made and executed under, and is in all respects governed by, the laws of the State of CALIFORNIA.

                                          DLR Funding, Inc.
                                          By its Chief Executive Officer,



                                          /s/ Arnold F. Sock
                                          -----------------------------------
                                          ARNOLD F. SOCK, CEO